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                               CONSENT OF COUNSEL


                   Warburg, Pincus Capital Appreciation Fund



               We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 18 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-12344, Investment Company Act File No. 811-5041) of Warburg, Pincus Capital Appreciation Fund (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.





                                                 /s/ Willkie Farr & Gallagher
                                                 ------------------------------
                                                     Willkie Farr & Gallagher


February 17, 1997

New York, New York





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